EXHIBIT 10.2 (a)
SENSIENT TECHNOLOGIES CORPORATION
2002 STOCK OPTION PLAN
(as amended and restated on April 24, 2008)
Section 1 Establishment, Purpose and Amendment and Restatement of Plan.
     1.1 Establishment. Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), hereby establishes the “SENSIENT TECHNOLOGIES CORPORATION 2002 STOCK OPTION PLAN” (the “Plan”) for officers and key employees. This Plan permits the grant of Options, Restricted Stock and Restricted Stock Units, each as described herein.
     1.2 Purpose. The purpose of this Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by its officers and key employees, and by enabling the Company to attract and retain the services of officers and key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
     1.3 Effective Date; Amendment and Restatement. This Plan became effective on April 25, 2002 (the “Effective Date”), the date on which the Plan was approved by the shareholders of the Company. On April 24, 2008, the Plan was amended and restated to permit the grant of restricted stock units, in addition to options and restricted stock.
Section 2 Definitions.
     2.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:
(a)	“Award” means any Option, Restricted Stock or Restricted Stock Unit, or any other benefit conferred under the terms hereof.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation and Development Committee of the Board.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Exercise Price” means the price payable in respect of an Option.

(g)	“Fair Market Value” means, as of any date of determination, the closing price of a share of Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time) as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

(h)	“Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of this Plan an Option may be either: (i) an “incentive stock option” within the meaning of Section 422(b) of the Code; or (ii) an option which is not intended to qualify as an incentive stock option (a “nonstatutory stock option”).

(i)	“Participant” means any individual designated by the Committee to participate in this Plan.

(j)	“Period of Restriction” means the period during which an Award is forfeitable pursuant to Section 8 or Section 9 hereof.

(k)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 8 hereof.

(l)	“Restricted Stock Unit” means a restricted stock unit granted to a Participant pursuant to Section 9 hereof.

(m)	“Stock” means the Common Stock of the Company, par value of $0.10.
     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.
Section 3 Eligibility and Participation.
     Participants in this Plan shall be selected by the Committee from among those officers and key employees of the Company and its subsidiaries, including subsidiaries which become such after adoption hereof, who are recommended for participation by the Company’s Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Committee’s designation of any person to receive an Award shall not require the Committee to designate such person to receive an Award at any subsequent time.
Section 4 Administration.
     4.1 Administration. This Plan shall be administered by the Committee.
     4.2 Powers and Authority of the Committee. The Committee, by majority action thereof, shall have complete and sole authority to:
(a)	designate officers and key employees to receive Awards;

(b)	determine the type of Awards to be granted to Participants;

(c)	determine the number of shares of Stock to be covered by Awards granted to Participants;

(d)	determine the terms and conditions of any Award granted to any Participant (which may, in the discretion of the Committee, differ from Participant to Participant), including, without limitation, provisions relating to the vesting of Awards over a period of time, upon the attainment of specified performance goals, or otherwise;

(e)	interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures, and forms relating to this Plan;

(f)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(g)	amend any outstanding agreement relating to any Award, subject to applicable legal restrictions and, to the extent such amendment may adversely affect the Participant who entered into such agreement, to the consent of such Participant;

(h)	prescribe the consideration for the grant of each Award hereunder and determine the sufficiency of such consideration; and

(i)	make all other determinations and take all other actions deemed necessary or advisable for the administration hereof and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its affiliates in connection herewith; but only to the extent that any of the foregoing are not contrary to the express provisions hereof. No term of this Plan relating to incentive stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions hereof shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s decisions need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.
     4.3 Composition of the Committee. The Committee shall consist of not less than two directors. Each member of the Committee shall be both a “nonemployee director” (within the meaning of Rule 16b-3 under the Exchange Act) and an “outside director” (within the meaning of Section 162(m)(4)(C) of the Code); provided, however, that in the event any Committee member does not satisfy both conditions of the first clause of this sentence, then the Committee shall, with respect to any Award to be made to any Participant who is subject to Section 16 of the Exchange Act (“Section 16 Participant”) or who is subject to the provisions of Section 162(m) of the Code, delegate its functions with respect to such Award to a subcommittee (of not less than two directors) which consists exclusively of members who meet both conditions of the first clause of this sentence. Further, the Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to this Plan, other than with respect to Section 16 Participants or Participants who are subject to Section 162(m) of the Code. A majority of the members of the Committee (or subcommittee, as the case may be) shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.
Section 5 Stock Subject to Plan.
     5.1 Number. The total number of shares of Stock reserved and available for issuance under this Plan shall initially be 2,400,000. The number of shares of Stock reserved and available for issuance hereunder shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3 hereof. Of this total number, not more than 600,000 shares of Stock may at any time be issued as Restricted Stock and not more than 1,800,000 shares of Stock may at any time be issued under incentive stock options. No Participant may be granted stock options under this Plan with respect to more than 750,000 shares of Stock (subject to adjustment) during the term of this Plan. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.
     5.2 Unused Stock. In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture, or otherwise) without such shares of Stock being issued or cash being paid to the Participant or, in the case of Restricted Stock, such Stock being forfeited back to the Company, then the shares of Stock subject to such Award shall again become available for future Awards hereunder.
     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the aggregate number and type of equity authorized for issuance hereunder as well as the number and type of equity subject to each outstanding Award, and its stated Exercise Price or other reference price (as applicable) shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have the discretion to make appropriate adjustments in the number of shares of Stock authorized for issuance hereunder and to make such other adjustments as it deems necessary or appropriate so as to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan.
Section 6 Duration of Plan.
     This Plan shall remain in effect, subject to the Board’s right to earlier terminate this Plan pursuant to Section 13 hereof, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted hereunder on or after the tenth (10th) anniversary of the Effective Date.

Section 7 Stock Options.
     7.1 Grant of Options. Subject to the provisions of Sections 5 and 6 hereof, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of shares of Stock underlying Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422(b) of the Code or a nonstatutory stock option. An Option shall be a nonstatutory option unless otherwise specified by the Committee at the time of grant. Nothing in this Plan to the contrary, the terms and conditions of incentive stock options shall be in compliance with Section 422 of the Code.
     7.2 Incentive Stock Options. Incentive stock options shall be subject to the limitation that the Fair Market Value (determined on the date of grant) of all shares of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. This limitation shall not apply to nonstatutory stock options.
     7.3 Option Agreement. Each Option shall be evidenced by a written agreement (“Option Agreement”) that shall specify the type of Option granted, the Exercise Price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Participant shall have any rights hereunder until an Option Agreement has been executed.
     7.4 Exercise Price. No Option granted pursuant hereto shall have an Exercise Price per share of Stock underlying an Option that is less than the Fair Market Value of a share of Stock on the date the Option is granted.
     7.5 Duration of Options. Each Option shall expire at such time as the Committee shall determine; provided, however, that no incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant.
     7.6 Exercise of Options. Options granted hereunder shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.
     7.7 Payment. The aggregate Exercise Price of any portion of an Option being exercised shall be payable to the Company in full upon exercise:
(a)	in cash or its equivalent, including, in the discretion of the Committee, a full recourse promissory note issued to the Company by the Participant (which note shall (i) be secured by the Stock issued; (ii) be for a term of not more than ten (10) years; (iii) bear interest at the market rate in effect on the date such promissory note is issued; (iv) require at least annual payments of principal and interest; and (v) contain such other terms and conditions as the Committee determines);

(b)	by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the portion of the Option being exercised, so long as the shares tendered have been held more than six months; or

(c)	by a combination of cash or its equivalent (as defined in clause (a) above) and shares of Stock. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.
     7.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.
     7.9 Transferability of Options. The Committee may, in its discretion, and only by expressly so providing in the Option Agreement covering any Options (which Option Agreement must be approved by the Committee), permit all or a portion of Options to be granted to a Participant to be transferable by the Participant: (a) to the Participant’s spouse, or natural or adoptive children or grandchildren (“Immediate Family Members”); (b) to a trust or trusts for the exclusive benefit of one or more Immediate Family Members; or (c) to a partnership in which all partners are Immediate Family Members; provided that there may be no consideration for any such transfer and the transferee shall be expressly prohibited from any further transfer of such Options other than by will or pursuant to the laws of descent and distribution. Following such transfer, any Options so transferred shall be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Plan, the term “Participant” shall be deemed to include such transferee. The circumstances under which any transferred Option may be terminated, canceled, or forfeited (whether such circumstances are set forth in this Plan or in the Option Agreement covering such Options) shall be applied with respect to the transferor Participant to which the Option was originally granted. Unless expressly so provided in the Option Agreement covering an Option, no Option granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or pursuant to the laws of descent and distribution, and all Options granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.
     7.10 Substitute Options. If the Company at any time should succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under this Plan (“Substitute Options”) in substitution of options previously granted by such corporation and which are outstanding at the date of the succession (“Surrendered Options”). The Committee shall have discretion to determine the extent to which such Substitute Options shall be granted, the persons to receive such Substitute Options, the number of shares of Stock to be subject to such Substitute Options, and the terms and conditions of such Substitute Options. The Committee shall have the discretion to grant Substitute Options with terms and conditions that vary from the terms and conditions of the Plan (so long as such terms and conditions are equivalent to the terms and conditions of the Surrendered Options). The Exercise Price of the Substitute Option may be determined without regard to Section 7.4 hereof; provided however, that the Exercise Price of each Substitute Option shall be an amount such that, in the sole and absolute judgment of the

Committee (and if the Substitute Options are to be incentive stock options, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Option is not greater than the economic benefit represented by the Surrendered Option as of the date of the succession.
     7.11 Forfeiture. Except as otherwise determined by the Committee and set forth in the Option Agreement, upon termination of employment of a Participant due to death, disability, or for any other reason, all Options not exercisable in accordance with the Option Agreement immediately prior to such termination shall be immediately and automatically forfeited to the Company.
Section 8 Restricted Stock.
     8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant shares of Restricted Stock hereunder to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a written agreement (“Restricted Stock Agreement”).
     8.2 Other Restrictions. The Committee shall, in the terms and conditions of the Restricted Stock Agreement, impose such restrictions on any shares of Restricted Stock granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Any Restricted Stock granted to a Section 16 Participant may not be sold for at least six (6) months after the date it is granted.
     8.3 Registration. Any Restricted Stock granted hereunder to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted hereunder to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.
     8.4 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable Period of Restriction, all shares of Restricted Stock still subject to restriction under the terms of the Restricted Stock Agreement shall be immediately and automatically forfeited to the Company.
     8.5 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.
     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.
     8.7 Nontransferability of Restricted Stock. Except as provided in Section 8.8 hereof, no shares of Restricted Stock granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.
     8.8 Election to Sell Shares to the Company. A Participant, or in the case of his death his beneficiary or estate, may elect to sell to the Company up to one-half of the shares of Restricted Stock issued to him pursuant to this Plan and upon which any restrictions set forth in the Restricted Stock Agreement have lapsed. To the extent permitted by law, the Company shall purchase all such shares of Restricted Stock. Each such sale must occur within sixty (60) days after the last day of the Period of Restriction for such shares of Restricted Stock and shall be for a price equal to the Fair Market Value determined as of the last business day of the Period of Restriction of the shares of Restricted Stock to be sold. Such price shall be payable in cash or by check in one lump sum payment, unless provisions relating to payment for such shares of Restricted Stock in installments are agreed to by the Committee and the Participant (or his beneficiary or estate).
Section 9 Restricted Stock Units.
     9.1 Grant of Restricted Stock Units. Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant Restricted Stock Units to such Participants and in such amounts as it shall determine. An Award of Restricted Stock Units shall entitle the Participant to receive shares of Stock at such future time and upon such terms and conditions as specified by the Committee in the agreement evidencing such Award (the “Restricted Stock Unit Agreement”).
     9.2 Other Restrictions. The Committee shall, in the terms and conditions of the Restricted Stock Unit Agreement, impose such restrictions on any Restricted Stock Units granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws).
     9.3 Voting, Dividend & Other Rights. Participants granted Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the shares of Stock pursuant to their Restricted Stock Unit Agreements.
     9.4 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable Period of Restriction, all Restricted Stock Units still subject to restriction under the terms of the Restricted Stock Unit Agreement shall be immediately and automatically forfeited to the Company.

     9.5 Nontransferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Agreement, no Restricted Stock Units granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction.
Section 10 Beneficiary Designation.
     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.
Section 11 Rights of Employees.
     Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time nor confer upon any Participant any right to continue in the employment of the Company.
Section 12 Change of Control.
     12.1 In the event of a “Change of Control” (as hereinafter defined):
(a)	each holder of an Option (i) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was previously exercisable; and (ii) shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of an Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (i), the highest of (1) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered on the date of the Change of Control and the Exercise Price; (2) an amount of cash equal to the difference between the highest price per share of Stock paid in the transaction giving rise to the Change of Control and the Exercise Price multiplied by the number of shares of Stock covered by the Option; or (3) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered, calculated on the date of surrender, and the Exercise Price; provided that the right described in this clause (ii) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause (ii);

(b)	Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the highest of (i) the Fair Market Value of such Restricted Stock on the date of surrender; (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Restricted Stock surrendered; or (iii) the Fair Market Value of such Restricted Stock on the effective date of the Change of Control; and
(c)	Restricted Stock Units that are not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock Units shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the shares of Stock subject to the Restricted Stock Units, an amount of cash equal to the highest of (i) the Fair Market Value of the Stock covered by the Restricted Stock Units on the date of surrender; (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Stock covered by the Restricted Stock Units surrendered; or (iii) the Fair Market Value of the Stock covered by the Restricted Stock Units on the effective date of the Change of Control.
     12.2 A “Change of Control” of the Company means:
(a)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

(b)	individuals who, as of September 10, 1998, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Section 13 Amendment, Modification and Termination of Plan.
     13.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate this Plan; provided, however, that stockholder approval of any amendment of this Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (including in order to allow for incentive stock options to be granted hereunder or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (including in order to maintain the listing or quotation of the Stock thereon). An amendment or termination of this Plan shall not adversely affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
     13.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted hereunder.
Section 14 Taxes.
     The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may by written election, elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonstatutory stock option; (b) a disqualifying disposition of Stock received upon the exercise of an incentive stock option; (c) the lapse of restrictions on an Award, by electing to (i) have the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations associated with the transaction. The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.
Section 15 Indemnification.
     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 16 Miscellaneous.
     Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:
(a)	restrictions on resale or other disposition of financed shares; and

(b)	compliance with federal or state securities laws and stock exchange or market requirements.
Section 17 Requirements of Law.
     17.1 Requirements of Law. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable foreign, Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any foreign, Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.
     17.2 Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.
Section 18 No Limitation on Compensation; No Impact on Benefits.
     Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No person shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

Section 19 No Constraint on Corporate Action.
     Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any of its affiliates to take any action which such entity deems to be necessary or appropriate.
Section 20 Stockholder Rights.
     A Participant shall have no rights as a stockholder with respect to any shares of Stock covered by an Award until he or she shall have become the holder of record of such share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such shares, except as otherwise specifically provided for in this Plan.
Section 21 Blue-Pencil.
     If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
Section 22 Unfunded Plan.
     This Plan is an unfunded Plan and participants in the Plan shall have the status of unsecured creditors of the Company with respect to the Plan.
Section 23 Headings and Captions.
     The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.